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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERICAN PHYSICIANS CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

1301 NORTH HAGADORN ROAD
EAST LANSING, MICHIGAN 48823

April 4, 2003

Dear Shareholder:

      You are cordially invited to attend our Annual Meeting of Shareholders, which will be held on May 7, 2003 at 10:00 a.m. local time at our offices in East Lansing, Michigan. After the formal business session, there will be a report to the shareholders on the state of the Company and a question and answer session.

      The attached notice and proxy statement describe the items of business to be transacted at the meeting. Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote your shares in person or by phone, Internet, or mail. Follow the instructions on the enclosed proxy card. If you receive more than one proxy card, please vote each card. Remember, you can always vote in person at the Annual Meeting if you are a shareholder of record or have a legal proxy from a shareholder of record, even if you do so now.

Sincerely,

AMERICAN PHYSICIANS CAPITAL, INC.

William B. Cheeseman, President and
Chief Executive Officer

East Lansing, Michigan

April 4, 2003

AMERICAN PHYSICIANS CAPITAL, INC.

1301 NORTH HAGADORN ROAD

EAST LANSING, MICHIGAN 48823
(517) 351-1150

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2003

TO THE SHAREHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Physicians Capital, Inc. (the “Company”) will be held at 1301 North Hagadorn Road, East Lansing, Michigan 48823, on Wednesday, May 7, 2003, at 10:00 a.m. local time, for the following purposes:

(1)	the election of two Class II directors to serve until the 2006 annual meeting of shareholders;

(2)	to transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 10, 2003 are entitled to vote at the Annual Meeting.

      YOUR VOTE IS IMPORTANT. PLEASE VOTE THE ENCLOSED PROXY CARD NOW EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU CAN VOTE VIA TELEPHONE (FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD), VIA INTERNET, OR YOU CAN RETURN YOUR COMPLETED PROXY CARD BY MAIL IN THE ENCLOSED RETURN ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ARE A SHAREHOLDER OF RECORD OR HAVE A LEGAL PROXY FROM A SHAREHOLDER OF RECORD.

By Order of the Board of Directors,

MONTE D. JAHNKE
Secretary

East Lansing, Michigan

April 4, 2003

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND TRANSACTIONS
INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS

American Physicians Capital, Inc.

1301 North Hagadorn Road
East Lansing, Michigan 48823
(517) 351-1150
April 4, 2003

PROXY STATEMENT

       This Proxy Statement is being sent to shareholders on or about April 4, 2003, and is furnished in connection with the solicitation of proxies by the Board of Directors of American Physicians Capital, Inc., a Michigan corporation (the “Company”), for use at the Company’s 2003 Annual Meeting of Shareholders, and at any and all adjournments thereof, for the purposes set forth in the accompanying notice. The following are questions and answers that will convey important information regarding the Annual Meeting and how to vote your shares.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	Q: Who may vote?

A:	Shareholders as of the close of business on the record date of March 10, 2003 are entitled to vote at the Annual Meeting.

2.	Q: What am I voting on?

A:	You are being asked to vote on the election of two Class II directors to serve until the 2006 annual meeting of shareholders.

3.	Q: When and where will the Annual Meeting be held?

A:	The meeting will be held at 10:00 a.m. Eastern Daylight Time on May 7, 2003 at our headquarters located at 1301 North Hagadorn Road, East Lansing, Michigan 48823.

4.	Q: What is the difference between a shareholder of record and a beneficial owner?

A:	You are considered a shareholder of record if your shares are registered directly in your name with our transfer agent (Illinois Stock Transfer Company). The proxy statement, proxy card and annual report are mailed directly to you.

         You are considered a beneficial owner if your shares are held in a stock brokerage account or by a bank or other nominee. This is also commonly referred to as holding shares in “street name.” The proxy statement, annual report and a vote instruction card have been forwarded to you by your broker, bank or nominee who is considered, with respect to your shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the vote instruction card included in the mailing.

5.	Q: How do I cast my vote?

A:	There are four different ways you may cast your vote this year. You may vote by:

(1)	telephone, using the toll-free number listed on each proxy card (if you are a shareholder of record) or vote instruction card (if you are a beneficial owner of your shares). Please follow the instructions on your proxy or vote instruction card. If you vote using the telephone you do not need to mail in your proxy card;

(2)	Internet, go to the voting site at http:/www.eproxyvote.com/ist-ampcm/ and follow the instructions on the screen. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card;

(3)	marking, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided; or

(4)	attending the annual meeting if you are a shareholder of record.

6.	Q: What does it mean if I receive more than one proxy card?

A:	It means you have multiple accounts at the transfer agent and/or with your stock broker(s). Please vote each proxy card by telephone or by signing and returning all proxy cards to ensure that all your shares are voted.

7.	Q: How do I revoke or change my vote?

A:	You may revoke your proxy and change your vote at any time prior to voting at the Annual Meeting by:

(1)	notifying our corporate Secretary in writing;

(2)	voting by telephone or Internet (prior to Monday, May 5, 2003 at 11:59 p.m. Eastern Daylight Time), since only your latest vote will be counted;

(3)	signing and returning, prior to the Annual Meeting, another proxy card that is dated after the date of your first proxy card; or

(4)	voting in person at the Annual Meeting (if you are a shareholder of record or have a legal proxy from a shareholder of record).

8.	Q: How many shares can vote at the annual meeting?

A:	As of the record date, 8,701,533 shares of our common stock were outstanding. Every shareholder of common stock is entitled to one vote for each share held.

9.	Q: What is a “quorum”?

A:	A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding on the record date. There must be a quorum present for the meeting to be held. All shares represented at the Annual Meeting in person or by proxy (including those voted by telephone or Internet) will be counted toward the quorum.

10.	Q: Who will count the vote?

A:	A representative from Illinois Stock Transfer Company, our transfer agent, will count the votes and act as inspector of election.

11.	Q: Is my vote confidential?

A:	Yes, your vote is confidential. Only the inspector of election and certain employees associated with processing proxy cards and counting the vote have access to your vote. All comments you direct to management (whether written on the proxy card or elsewhere) will remain confidential unless you ask that your name or comments be disclosed.

12.	Q: Who can attend the annual meeting?

A:	All shareholders who owned shares on March 10, 2003, may attend. Just check the box on your proxy card or vote instruction card, or press the appropriate key if voting by telephone or by Internet.

13.	Q: How will the voting on any other business be conducted?

A:	If any other business is properly presented at the Annual Meeting, William B. Cheeseman and Frank H. Freund, both officers of the Company, generally will have authority to vote your shares on such matters at their discretion.

14.	Q: How is my proxy tabulated if I do not vote on the proposal?

A:	If you do not indicate on the proxy card how you want your votes cast, the proxies (Mr. Cheeseman or Mr. Freund, as your representative) will vote your shares FOR all of the nominees for director listed in the proxy statement.

15.	Q: Will my shares be voted if I do not sign and return my proxy card?

A:	If your shares are held in street name, your brokerage firm may either vote your shares on “routine matters” (such as election of directors) or leave your shares unvoted. Your brokerage firm may not vote on “non-routine matters” such as a proposal submitted by a shareholder.

         We encourage you to provide instructions to your brokerage firm by completing the proxy that they send to you. This enables your shares to be voted at the meeting as you direct.

         If you are a shareholder of record and do not vote your proxy by mail, telephone, Internet, or vote your shares in person at the Annual Meeting, your shares will not be voted.

16.	Q: Who pays the cost of the solicitation of proxies?

A:	The cost of solicitation of proxies by the Board will be borne by the Company. Such solicitation will be made by mail and may also be made by directors, officers and employees of the Company personally or by telephone, facsimile or other electronic means, without additional compensation. Proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of common stock, and the Company will reimburse such parties for their reasonable expenses incurred in connection therewith.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Common Stock as of March 1, 2003, except as otherwise indicated, by each current director, each director nominee, each of the persons named in the Summary Compensation Table under “Compensation of Executive Officers,” all current directors and executive officers as a group, and each person who is known by the Company to own beneficially 5% or more of the Company’s outstanding shares of Common Stock (each, a “5% Owner”). The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on March 1, 2003 or within 60 days thereafter through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power with respect to the shares set forth in the following table.

Name	Number of shares(1)	% of Class

William B. Cheeseman(2)	290,388	3.3
Billy Ben Baumann, M.D.(3)	26,600	*
Thomas R. Berglund, M.D.	25,852	*
Myron R. Emerick, D.O.	21,051	*
AppaRao Mukkamala, M.D.(4)	32,500	*
Spencer L. Schneider(5)	30,280	*
Lloyd A. Schwartz	7,200	*
R. Kevin Clinton	69,800	*
Annette E. Flood	16,900	*
Frank H. Freund(6)	57,350	*
Raymond Jacobsen	—	*
All current executive officers and directors as a group (15 persons)(2)(3)(4)(5)(6)	607,686	6.8
Pzena Investment Management, LLC(7)	1,225,475	14.1
FMR Corporation(8)	983,882	11.3
Boston Partners Asset Management, L.P., its sole general partner, Boston Partners, Inc. and the principal stockholder of the general partner, Desmond John Heathwood(9)	793,410	9.1
Stilwell Value Partners V, L.P., Stilwell Associates, L.P., Stilwell Partners, L.P., Stilwell Value LLC, Joseph Stilwell the managing and sole member of Stilwell Value LLC and general partner of Stilwell Partners(10)	473,000	5.4

*	Less than one percent.

(1)	Includes restricted shares subject to forfeiture to the Company under certain circumstances which are owned by the following persons: Mr. Cheeseman — 31,061 shares; Dr. Baumann — 7,200 shares; Dr. Berglund — 10,800 shares; Dr. Emerick — 7,200 shares; Dr. Mukkamala — 6,000 shares; Mr. Schwartz — 1,200 shares; Mr. Freund — 7,590 shares; and all current executive officers and directors as a group — 73,706 shares. Also includes shares that may be acquired upon exercise of options granted by the Company by the following persons: Mr. Cheeseman — 110,800 shares; Dr. Baumann — 3,000 shares; Dr. Berglund — 3,000 shares; Dr. Emerick — 5,000 shares; Dr. Mukkamala — 5,000 shares; Mr. Schwartz — 3,000 shares; Mr. Freund — 43,850 shares; Mr. Clinton — 19,800 shares; Ms. Flood — 9,900 shares; and all current executive officers and directors as a group — 226,715 shares.

(2)	Includes 6,600 shares of Common Stock held of record by the SCW Agency Group, Inc., a Michigan corporation, of which Mr. Cheeseman owns a 91.1% interest.

(3)	Includes 11,400 shares of Common Stock held of record by the Rachel A. Baumann Revocable Living Trust U/ A dated November 22, 1982, of which Dr. Baumann has power of attorney.

(4)	Includes 16,000 shares of Common Stock held of record by the Mukkamala Family Ltd. Partnership, a limited partnership of which Dr. Mukkamala is the general partner.

(5)	Includes 30,000 shares which may be acquired upon exercise of an option granted by Stilwell Value Partners V, L.P.

(6)	Includes 300 shares of Common Stock held of record by Mr. Freund’s children.

(7)	Based on information contained in a Schedule 13G filed on February 5, 2003, with information as of December 31, 2002. Pzena Investment Management, LLC is a registered investment advisor which has the sole power to dispose or direct the disposition of all of the above shares and the sole power to vote or direct the voting of 1,130,100 of the above shares. The business address of Pzena Investment Management, LLC is 830 Third Avenue, 14th Floor, New York, New York 10022.

(8)	Based on information contained in a Schedule 13G/ A filed on February 13, 2003, with information as of December 31, 2002. FMR Corp. is a parent holding company which, along with Edward C. Johnson 3d and Abigail P. Johnson, reports that it has the sole power to dispose or direct the disposition of all of the shares shown and the sole power to vote or direct the voting of 295,882 of such shares owned by Fidelity Management Trust Company. Voting power with respect to the remainder of the shares is held by the boards of trustees of the respective funds which own the shares. One of these funds, Fidelity Low Priced Stock Fund, owns 688,000 shares. The business address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(9)	Based on information contained in a Schedule 13G/ A filed on February 13, 2003, with information as of December 31, 2002. Boston Partners Asset Management, L.P., Boston Partners Asset Management, LLC, Boston Partners Asset Management Holding Company., and Mr. Desmond John Heathwood share the voting and dispositive power with respect to all of the shares they own. The business address of these two entities and Mr. Heathwood is 28 State Street, 20th Floor, Boston, Massachusetts 02109.

(10)	Based on information contained in a Schedule 13D filed on November 25, 2002, with information as of November 15, 2002. The individual and entities share the voting and dispositive power with respect to all of the shares they own. The business address of Stilwell Value Partners V, Stilwell Associates, Stilwell Partners, Stilwell Value LLC and Joseph Stilwell is 26 Broadway, 23rd Floor, New York, New York 10004.

ELECTION OF DIRECTORS

Background

      The Company’s Articles of Incorporation divide the directors into three classes, designated Class I (three directors), Class II (two directors) and Class III (two directors). Each year, on a rotating basis, the terms of office of the directors in one of the three classes will expire. Successors to the class of directors whose terms have expired will be elected for a three-year term. The term for the Class II directors who are being elected this year will expire at the 2006 annual meeting of shareholders or upon the election and qualification of their successors. Directors are elected by a plurality of the votes cast, so that only votes cast “for” directors are counted in determining which directors are elected. The two directors receiving the most votes “for” will be elected. Information with respect to the two nominees proposed for election to membership in Class II is set forth below.

      The Board recommends a vote FOR the Class II nominees. The persons named in the accompanying form of proxy will vote for the election of the nominees unless shareholders specify otherwise in their proxies. If any nominee at the time of election is unable to serve, or otherwise is unavailable for election, and if other nominees are designated, the persons named in such proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. If any nominees are substituted by the Board, the persons named in the accompanying form of proxy intend to vote for such nominees. Management is not aware of the existence of any circumstance which would render the nominees named hereunder unavailable for election. All of the nominees are currently directors of the Company.

Nominees For Class II Directors With Terms Expiring in 2006

      Billy B. Baumann, M.D., age 66, is a retired pathologist and former chief of staff at North Oakland Medical Centers, in Pontiac, Michigan. He served as president and treasurer of the Michigan State Medical Society and was a member of their board from 1982 to 2002. Dr. Baumann served as a member of the Board of Directors of our American Physicians Assurance Corporation (“APAssurance”) subsidiary from 1988 to 2002, and has been a director of the Company since July 2000.

      Lloyd A. Schwartz, C.P.A., age 74, is a certified public accountant and has served as the deputy receiver/rehabilitator of two Michigan-based insurance companies since 1993. Mr. Schwartz has also served as a technical reviewer for the Michigan Association of Certified Public Accountants Peer Review Program since 1991. Prior to 1991, Mr. Schwartz was a partner with the accounting firm of Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP), where he specialized in audits of insurance companies. He has been a director of the Company since July 2000.

Incumbent Class III Directors With Terms Expiring in 2004

      William B. Cheeseman, age 61, has been the Company’s president and chief executive officer since July 2000. He was also president and chief executive officer of APAssurance from 1999 until June 2002. He has been a director of APAssurance since May 2000 and of the Company since July 2000. Mr. Cheeseman guided the establishment of APAssurance in 1975. From 1975 until 1999, Mr. Cheeseman was a principal in the Stratton-Cheeseman Management Company, which managed APAssurance until being acquired by APAssurance in 1999.

      Thomas R. Berglund, M.D., age 69, practices family medicine in Portage, Michigan. Dr. Berglund has been a member of the Board of Directors of the Michigan State Medical Society from 1972 to May 2001, serving as chairman from 1981 to 1985, president from 1986 to 1987 and secretary from 1988 to May 2001. He served on the APAssurance Board of Directors from 1985 to 2002, and has been a director and chairman of the Company’s board since July 2000.

Incumbent Class I Directors With Terms Expiring in 2005

      Myron R. Emerick, D.O., age 70, is a physician in general practice. He was a member of the APAssurance Board of Directors from 1985 to 2002, and a director of the Company since July 2000.

      AppaRao Mukkamala, M.D., age 57, is a board-certified radiologist. He was a member of the APAssurance Board of Directors from 1993 to 2002, and a director of the Company since July 2000. He is currently the treasurer of the Michigan State Medical Society and has served on its Board of Directors since 1997.

      Spencer L. Schneider, J.D., age 43, is engaged in the private practice of law in New York, New York. Opened in 1989, Mr. Schneider’s law practice includes corporate law, securities law, litigation and real estate. Mr. Schneider is a member of the Bar of the State of New York. He has been a director of the Company and APAssurance since February 2002.

Standstill Agreement

      The Company has entered into an agreement, dated February 20, 2002 (the “Agreement”), with Stilwell Value Partners, L.P. and various affiliated entities and individuals (collectively, the “Stilwell Group”) pursuant to which Spencer L. Schneider, a representative of the Stilwell Group, joined the Company’s Board of Directors and was nominated to stand for election at the 2002 annual meeting with Class I directors. The Stilwell Group had previously given notice of its intention to nominate two persons to the Company’s Board to be elected at the 2002 annual meeting and in connection with the Agreement withdrew its nomination notice.

      Pursuant to the Agreement, Mr. Schneider has been appointed to the Audit Committee of the Company’s Board of Directors and to the APAssurance Board of Directors. In addition, the Company agreed that its Board would consider, in light of all relevant factors, the Stilwell Group’s proposal to expand the Company’s current share repurchase program and repurchase 15% of the Company’s outstanding common shares in each of 2002 and 2003. On October 31, 2002, the Agreement was amended per Amendment No. 1 to allow the Company to calculate the 15% repurchase requirement on December 31, 2003 from the earlier of (x) December 31, 2002 or (y) the date on which the number of shares outstanding was at least 15% less than the number of shares outstanding on December 31, 2001. The Agreement continues to provide that, in the event the Company determines to expand its share repurchase program, the Company will not be required to repurchase shares if the Board determines in good faith that such action is not in the best interests of the Company or its shareholders or if any governmental regulatory agency threatens or commences regulatory action against the Company or any of its subsidiaries as a result of such repurchases.

      The Agreement requires the Stilwell Group, during the three year term of the Agreement, to vote all of the Company shares that it beneficially owns (or, if directed by the Board, pro rata with all other shareholders) for each of the Company’s nominees for election to the Board, for the ratification of the appointment of independent auditors and, in other matters, in accordance with the recommendation of the Company’s Board. In addition, the Stilwell Group has agreed not to engage in various activities, such as (i) initiating a proxy contest to elect persons to the Board or to approve shareholder proposals, (ii) initiating litigation against the Company, its directors or officers, (iii) acquiring or retaining more than 5% of the Company’s common stock, or (iv) selling its shares unless such sales are in the open market and are not to any persons who would beneficially own more than 5% of the Company’s outstanding shares.

      As disclosed in “Common Stock Ownership of Certain Beneficial Owners and Management,” the Stilwell Group owns 5.4% of the Common Stock as of March 1, 2003. The Board of Directors is aware of the Stilwell Group’s ownership and the terms of the Agreement, but has determined not to take action to enforce the Agreement against the Stilwell Group at this time. While the Board reserves the right to take such action in the future, there can be no assurance that the Board will choose to enforce the Agreement.

Meetings and Committees of the Board

      During 2002, there were eight Board meetings held. Each director attended 75% or more of the total number of meetings of the Board and committees of which he was a member in 2002. The Company’s Board has a Compensation Committee, a Governance Committee and an Audit Committee.

      The Compensation Committee met five times during 2002. The members of the Compensation Committee, none of whom are employees of the Company, are Mr. Schwartz, Dr. Emerick and Dr. Mukkamala, with Mr. Schwartz serving as Chair. The functions of this Committee are to establish and administer the Company’s executive compensation plans and the compensation of executive management. The functions of this committee are described in more detail in its report under “Compensation of Executive Officers.”

      The Governance Committee met four times during 2002. The current members of the Governance Committee, none of whom are employees of the Company, are Dr. Berglund, Dr. Emerick and Dr. Mukkamala, with Dr. Berglund serving as Chair. The responsibilities of the Governance Committee include, among other things, identifying and recommending to the Board qualified candidates for election as directors of the Company. The Governance Committee will consider nominees recommended by shareholders entitled to vote at the meeting and who comply with the notice procedures set forth in the Company’s bylaws, which procedures are more fully set forth under “Shareholder Proposals.”

      The Audit Committee met five times during 2002. The members of the Audit Committee are Mr. Schwartz, Dr. Baumann, Mr. Schneider and Dr. Emerick, with Dr. Baumann serving as Chair. The functions of the Audit Committee include, among other things, overseeing management’s conduct of the financial reporting process, monitoring systems of internal accounting and financial controls; selecting the outside auditors and reviewing the independence of the auditors from time to time; reviewing the scope of the annual audit performed by the Company’s independent auditors, PricewaterhouseCoopers LLC; and reviewing the Company’s annual audited and quarterly financial statements and other financial information provided to regulatory bodies.

Audit Committee Report

      In accordance with its written charter, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Each Audit Committee member is “independent,” as defined in Rule 4200(a)(14) of the National Association of Securities Dealers Listing Standards.

      The Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

      The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

      The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the year ended December 31, 2002.

      Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:	BILLY B. BAUMANN, M.D., CHAIR MYRON R. EMERICK, D.O. SPENCER L. SCHNEIDER, J.D. LLOYD A. SCHWARTZ, CPA

Director Compensation

      Retainer: During 2002 each director who was not an employee of the Company received a retainer fee of $20,000. The Chairman of the Board received an additional fee of $10,000.

      Meeting Fees: During 2002 each non-employee director received an attendance fee of $1,500 for each meeting of the Board and $500 for each committee meeting attended. The Chairmen of the Audit, Compensation and Governance Committees each received an additional $500 for each committee meeting attended.

      Travel Reimbursement: The Company reimburses all directors and officers for travel, lodging and related expenses which they incur in attending Board and committee meetings.

      Stock Compensation: Under the terms of the Company’s Stock Compensation Plan, non-employee directors are eligible for stock compensation. No grants were made to non-employee directors during 2002.

      Non-employee directors of the Company do not receive any additional benefits or compensation for their Board or committee services. Employees who serve as directors do not receive retainer or attendance fees.

      In 2002, Spencer Schneider was the only non-employee director of the Company to sit on the Board of APAssurance, an insurance subsidiary of the Company. In 2002, as a director of APAssurance, Spencer Schneider received a fee of $1,000 for each Board meeting attended. None of the Company’s other non-employee directors sat on the Board of any of the other insurance subsidiaries of the Company in 2002.

Executive Officers

      The executive officers of the Company are elected or appointed annually and serve as executive officers of the Company at the pleasure of the Company’s Board of Directors. The Company’s current executive officers are described below.

      Thomas D. Chase, age 40, has been chief information officer for the Company since December 2002. He served as chief information officer and vice president of business technology for the Company’s workers’ compensation operations from August 2002, when he joined the Company, until December 2002. Prior to joining the Company, Mr. Chase was the chief technology officer and vice president of business transformation for USI Insurance Services Corporation, a national brokerage and consulting firm specializing in commercial insurance, employee benefits and financial services, from December 2000 to 2002. From June 1999 to November 2000, Mr. Chase served as chief architect for the US Commercial Insurance Division at Royal & SunAlliance, USA, a subsidiary of Royal & SunAlliance Insurance Group plc, an international property, casualty and life insurance company, and was principally responsible for coordinating the e-business architecture and infrastructure for the company’s UK and Americas regional operations. From August 1997 to June 1999, Mr. Chase was chief architect for EBI Companies, a workers’ compensation subsidiary of Orion Capital Companies, Inc. Orion Capital Companies, Inc. was purchased by Royal & SunAlliance, USA in June 1999. From 1990 to 1997, Mr. Chase held various information technology-related management positions with Aetna and Cigna Healthcare, both national insurance carriers.

      William B. Cheeseman See “Election of Directors” for information concerning Mr. Cheeseman.

      Loren W. Claypool, age 41, has been the chief operating officer of the Company’s workers’ compensation operations since he joined the Company in June 2002. Mr. Claypool previously served as chief information officer and senior vice president of eBusiness for USI Insurance Services Corporation from August 2000 to May 2002. From 1996 to 2000, Mr. Claypool held several domestic and global management positions for various divisions of Royal & SunAlliance, USA. From April 2000 to August 2000, Mr. Claypool served as global and regional practice leader while based in London. From November 1999 to August 2000, he served as chief information officer for RSA USA Commercial Insurance division. From December 1996 to November 1999, Mr. Claypool served as senior vice president of business processes, chief information officer and director of corporate application development for EBI Companies, a workers’ compensation subsidiary of Orion Capital Companies, Inc. which was purchased by Royal & SunAlliance, USA in June 1999. From 1990 to 1996, Mr. Claypool was chief operating officer for CityNet Corporation, and held various management level positions in information services at Acordia National.

      R. Kevin Clinton, age 48, has been president of APAssurance, the Company’s largest subsidiary, since June 2002. He served as executive vice president and chief operating officer of the Company from October 2001 to June 2002. Prior to joining the Company in September 2001, Mr. Clinton was president, chief executive officer and a director of MEEMIC Holdings Inc., a publicly traded property and casualty insurance holding company and a subsidiary of ProNational Insurance Company and Professionals Group, Inc., from 1997 until July 2001. Mr. Clinton was chief financial officer at ProNational Insurance Company from 1990 to 1997. Mr. Clinton is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.

      Annette E. Flood, J.D., R.N., age 43, has been the chief operating officer of APAssurance since June 2002. She joined the Company in October 2001 as vice president of APAssurance, overseeing the Company’s medical professional liability operations. Prior to joining the Company, Ms. Flood served as senior vice president, corporate secretary and legal counsel of ProNational Insurance Company, a subsidiary of Professionals Group, Inc., from 1992 to 2000. Ms. Flood was the secretary of Professionals Group from 1996 to 2000. She served as secretary and a director of MEEMIC Holdings, Inc. from 1998 to July 2001. She also served as chief operating officer, secretary and director of MEEMIC Insurance Company, a subsidiary of MEEMIC Holdings, Inc., from 1998 to July 2001.

      Frank H. Freund, C.P.A., age 42, has been executive vice president, treasurer and chief financial officer of the Company since July 2000. Mr. Freund joined the Company as chief financial officer of APAssurance in September 1997. Mr. Freund’s previous employment includes working with the Michigan practice of Deloitte & Touche LLP from October 1994 to September 1997, serving as an audit senior manager in that firm’s insurance and health care business assurance services group.

      Raymond Jacobsen, age 50, has been chief executive officer of the Company’s workers’ compensation operations since he joined the Company in June 2002. From November 2001 to February 2002, Mr. Jacobsen served as president and chief executive officer of Paula Insurance Company (“PICO”), a workers’ compensation insurance subsidiary of Paula Financial. In April 2002, the California Department of Insurance obtained a court order appointing the Insurance Commissioner of the State of California (the “Commissioner”) as the conservator of PICO. In June 2002, the Commissioner obtained a liquidation order for PICO. Mr. Jacobsen served as president and chief operating officer for the Middle Market Commercial Business unit at Royal & SunAlliance Insurance Group plc from November 1999 to 2001. From 1992 to November 1999, Mr. Jacobsen served as president and chief executive officer at EBI Companies, a workers’ compensation subsidiary of Orion Capital Companies, Inc. Mr. Jacobsen held senior management positions at EBI Companies from 1988 to 1992. Mr. Jacobsen has served two three-year terms on the board of the National Council on Compensation Insurance, from 1994 to 1996, and from 1998 to 2000.

      Laura A. Kline, age 38, has been vice president of marketing of APAssurance since January 2002. Ms. Kline joined the Company in 1987, and has held various sales, marketing and management positions.

Ms. Kline has also served as president of APConsulting, LLC, the alternative risk transfer subsidiary of the Company, since November 2001.

      Margo C. Runkle, J.D., age 44, has been vice president of human resources and legal for the Company since October 2001. Ms. Runkle joined the Company in August 1994, serving as a director in the information systems department for APAssurance until August 1997, when she left to pursue a doctorate in organizational behavior. Ms. Runkle returned to the Company to serve APAssurance as its chief human resources officer in October 1998 until being appointed to her current position in October 2001. Prior to joining the Company, Ms. Runkle worked as an appellate attorney for the Michigan Court of Appeals and served as Chief Appellate Prosecutor for Jackson County, Michigan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary

      The following table provides a summary of compensation paid or accrued by the Company and its subsidiaries during the last three years to or on behalf of the Company’s Chief Executive Officer and the four other most highly compensated executive officers at December 31, 2002 who earned more than $100,000 in salary and bonus during 2002 (the “Named Officers”).

Summary Compensation Table

				Long-Term
				Compensation Awards
		Annual
		Compensation		Restricted	Securities
				Stock	Underlying	All Other
	Fiscal	Salary	Bonus	Awards	Options/SARs	Compensation
Name and Principal Position	Year	$	$	($)(1)	(#)	($)(2)

William B. Cheeseman	2002	624,927	—	132,797	—	20,990
President and Chief Executive	2001	606,000	—	—	260,000	17,642
Officer	2000	600,000	150,000	434,700	100,000	23,397
R. Kevin Clinton	2002	328,289	48,833	—	—	20,505
Chief Executive Officer,	2001	98,077	—	—	60,000	—
American Physicians Assurance	2000	—	—	—	—	—
Frank H. Freund	2002	289,127	43,006	—	—	23,755
Senior Vice President, Treasurer	2001	215,000	—	—	95,000	17,672
and Chief Financial Officer	2000	210,000	50,000	137,700	50,000	23,170
Raymond Jacobsen	2002	175,000	—	—	50,000	12,000
Chief Executive Officer,	2001	—	—	—	—	—
Workers’ Compensation Operations	2000	—	—	—	—	—
Annette E. Flood	2002	169,923	21,665	—	—	7,488
Chief Operating Officer,	2001	28,846	—	—	30,000	—
American Physicians Assurance	2000	—	—	—	—	—

(1)	The amounts for fiscal year 2000 are calculated based upon the public offering price of $13.50 per share since the grants were made prior to the establishment of a public market for the Common Stock. At December 31, 2002, the Named Officers had the following number and value of restricted shares: Mr. Cheeseman — 24,090/$325,215; Mr. Freund — 7,590/$102,465; Mr. Clinton — none; Mr. Jacobsen — none; and Ms. Flood — none. These amounts do not include shares as to which the restrictions have lapsed. All but 90 of the restricted shares held by each person become transferable as follows: 20% on December 5, 2003; 25% on December 5, 2004; and 30% on December 5, 2005; or immediately upon death, disability, retirement or a change in control. The remaining 90 shares become transferable 45% on December 5, 2003; or immediately upon death, disability, retirement or a change in control. For 2002, the Company granted 6,971 restricted shares to Mr. Cheeseman in lieu of a cash bonus for 2002. These restricted shares will vest and become transferable only if the Company reports positive net income for 2003, otherwise the shares will be forfeited to the Company. In the event dividends are declared prior to vesting, recipients would be entitled to receive dividends on the restricted shares.

(2)	The amounts included in “All Other Compensation” for 2002 paid to or contributed for the Named Officers are as follows:

			Relocation
Name	401(k)	Pension	Expenses	Total

William B. Cheeseman	$5,235	$15,755	$—	$20,990
R. Kevin Clinton	8,000	12,505	—	20,505
Frank H. Freund	8,000	15,755	—	23,755
Raymond Jacobsen	—	—	12,000	12,000
Annette E. Flood	3,138	4,350	—	7,488

Option/SAR Grants in Last Fiscal Year

Individual Grants
Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise or		For Option Term(2)
	Options	Employees in	Base Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

William B. Cheeseman	—	—	—	—	—	—
Frank H. Freund	—	—	—	—	—	—
R. Kevin Clinton	—	—	—	—	—	—
Raymond Jacobsen	50,000	19.0	17.65	6/17/12	1,437,500	2,288,978
Annette E. Flood	—	—	—	—	—	—

(1)	All of these options, which were granted pursuant to the Company’s Stock Compensation Plan, become exercisable as follows: 33% on June 17, 2003; 33% on June 17, 2004; and 34% on June 17, 2005, and immediately in the event of a change in control of the Company, termination due to death or disability or if the vesting restrictions are otherwise waived by the Compensation Committee.

(2)	Represents the value of such option at the end of its 10-year term (without discounting to present value), assuming the market price of the Common Stock appreciates from the exercise price beginning on the grant date at an annually compounded rate of 5% or 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the price appreciation reflected in this table will be achieved.

Option Holdings

      The following table provides information with respect to the exercisable and unexercised options held as of the end of 2002 by the Named Officers. The Named Officers did not exercise any options during 2002.

Aggregated Option/SAR Exercises In

Last Fiscal Year and Fiscal Year-End Option/SAR Values

			Value of Exercisable and
	Number of Exercisable and		Unexercised In-the-Money
	Unexercised Options/SARs at		Options/SARs At Fiscal Year
	Fiscal Year End(#)		End($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

William B. Cheeseman	110,800	249,200	132,750	398,250
Frank H. Freund	43,850	101,150	66,375	199,125
R. Kevin Clinton	19,800	40,200	-0-	-0-
Raymond Jacobsen	-0-	50,000	-0-	58,000
Annette E. Flood	9,900	20,100	-0-	-0-

(1)	Value was determined by multiplying the number of shares subject to an option by the difference between the closing price of the Common Stock at the end of 2002 on The Nasdaq National Market and the option exercise price.

Employment Agreements

      The Company, either directly or through its APAssurance subsidiary, has employment agreements with six of its nine executive officers.

      The Company has an employment agreement with Mr. Cheeseman dated October 27, 1999. The agreement expires on October 27, 2009. Mr. Cheeseman’s employment may be terminated before October 27, 2009 as a result of death, retirement, disability or for cause.

      The agreement currently provides for (a) a base salary of $625,000 with such salary increases as may from time to time be agreed to and approved by the Company, (b) a discretionary bonus upon the attainment of certain growth and profitability goals and personal goals and objectives, and (c) participation in the Company’s Stock Compensation Plan. During the term of the agreement and for a period of two years after termination of active employment, Mr. Cheeseman has agreed to (i) preserve the confidentiality of the Company’s trade secrets, (ii) refrain from soliciting customers and employees away from the Company and (iii) refrain from competing with the Company. In consideration for these covenants, Mr. Cheeseman is entitled to receive compensation in an amount equal to two times the annual base salary and bonus paid to him during the year preceding the year in which his employment is terminated. In addition, if Mr. Cheeseman’s employment is terminated by the Company without cause or is terminated by Mr. Cheeseman for cause, amounts due to Mr. Cheeseman in connection with the Company’s purchase of Stratton-Cheeseman Management Company in 1999 will become due and payable. At December 31, 2002, $8,000,000 in payments remain payable under the related note which is due in April 2008. The note is payable in annual installments without interest.

      The Company also has employment agreements with five other executive officers, including Frank H. Freund, R. Kevin Clinton and Annette E. Flood. The term of each of the agreements is for twelve months and each is automatically renewed for successive one-year periods unless notice is provided by the Company before the expiration date.

      The agreements provide for base salary and participation in the Company’s short-term and long-term incentive plans. In the event of termination for a “Qualifying Reason” (as defined in the agreements), the executive will be entitled to continuation of salary for two years, bonus payments equal to 150% of the prior year’s bonus, and certain other benefits.

      Each of these executives has agreed to preserve the confidentiality of the Company’s trade secrets and not to solicit the Company’s customers or employees. Each executive also agrees not to compete with the Company following termination of employment. The non-solicitation and non-compete covenants remain in effect for a period ranging from six to 24 months after termination.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during 2002 were Mr. Schwartz, Dr. Emerick and Dr. Mukkamala. Dr. Emerick and Dr. Mukkamala served as non-employee officers of the Company’s subsidiary, APAssurance, prior to APAssurance’s conversion in 2000 and prior to their appointment to the Compensation Committee of the Company’s Board.

Compensation Committee Report

      The Compensation Committee is responsible for the administration of the Company’s executive compensation programs, including the Stock Compensation Plan, which provides for stock-based awards to officers, directors and other employees. The Committee reviews all compensation policies, practices, actions and awards for the Company’s executives. The Committee regularly reports on its activities to the full Board of Directors. Additionally, the Committee reviews significant employee benefits programs, including bonus plans, equity-based programs, deferred compensation plans and any other such cash or stock incentive programs that have a long-term impact on the Company.

      Executive Compensation Philosophy. The Committee’s overall compensation philosophy is to provide competitive compensation and benefit levels to enable the Company to attract, retain and motivate quality talent, which is critical to both the short-term and long-term success of this Company. The Company also seeks to create executive compensation programs that:

•	Encourage employees to maximize the creation of long-term shareholder value;

•	Provide a direct link between executive compensation and the Company’s financial performance;

•	Focus executives on the long-term interests of the Company and its shareholders; and

•	Align the financial interests of executives with those of its shareholders.

      To achieve these objectives, the Company’s executive officers, including its Chief Executive Officer, are compensated through a combination of base salary, short-term incentives and long-term incentives. The short-term incentives, which are conditioned on the achievement of financial goals, are intended to focus executives on short-term goals and to recognize their current performance and contributions. The long-term incentives, in the form of stock options and restricted stock awards under the Stock Compensation Plan, are intended to align individual executive performance with the long-term interests of the Company’s shareholders.

      Base Salary. The Committee’s goal is to target base salaries of executive officers to competitive levels in comparison to those of their peers at similarly situated insurance and financial services companies. Assessment of base salary positioning is conducted each year by the Company’s human resource personnel, utilizing various sources of published compensation data and an independent compensation consultant. This assessment considers a position’s degree of complexity and level of responsibility, its importance to the Company in relation to other executive positions and the competitiveness of an executive’s total compensation.

      The level of an executive officer’s base pay is determined on the basis of relevant comparative compensation data, the Chief Executive Officer’s assessment of the executive’s performance, experience, demonstrated leadership, job knowledge and management skills. The Committee must approve all executive officers’ salary recommendations. Final determinations made by the Committee are, by their nature, subjective.

      Short-term Incentive Compensation. Short-term incentives are paid in the form of cash bonuses in the year following performance. For 2002, the Committee formalized the cash bonus structure to be a target-oriented plan based on the achievement (weighted) of predetermined goals at the corporate, business unit, and individual level. These measures included specific strategic plan goals, expense ratio, loss ratio and individual performance goals. The plan provides that no payout will occur, for each of the weighted pre-determined measures, unless a minimal acceptable performance threshold has been met. Each weighted measure was capped at 100% of its target. Based on the fact that the Company achieved its strategic plan goals and its expense ratio goals, but incurred a loss for the year and did not achieve its loss ratio goals, the Committee assessed that eligible executives, including Mr. Cheeseman, would receive 42.5% of their total bonus opportunity.

      Long-term Incentive Compensation. Long-term incentives are awarded to the Company’s executive officers and other key employees pursuant to the Company’s Stock Compensation Plan, which permits the grant of a wide variety of common stock-based compensation, including options and restricted stock. Stock option grants become exercisable over a period of time and have an exercise price equal to the fair market value of the Company’s stock on the date of grant. The long-term incentives are intended to focus the efforts of the executives and other key employees on the Company’s long-term performance in ways that will increase the value of the Company’s common shares.

      In accordance with the provisions of the Stock Compensation Plan, the Committee must approve any long-term incentive award recommendations. Individual awards are based on competitive data, function of the position held by an executive, the executive’s past contribution to the Company’s success and the executive’s expected contribution to the Company’s future growth and profitability results, the executive’s performance, and the competitiveness of the executive’s total compensation. Based on the Committee’s assessment of financial results the Committee elected not to grant broad-based awards to executives or employees in 2002. The Committee did grant a limited number of non-qualified stock options to induce prospective executive officers and key employees to become employed by the Company.

      The Committee strongly believes that stock-based performance compensation arrangements which create material stock ownership by management are beneficial in aligning management’s interests with shareholder interests and in enhancing shareholder value.

      CEO Compensation. In determining changes to Mr. Cheeseman’s annual compensation, the Committee utilizes input from an independent compensation consultant and considers the Company’s financial performance, industry-wide and peer compensation data and the Company’s positioning for future performance. It also considers Mr. Cheeseman’s experience, knowledge, and his leadership, decision making and communication skills, and the terms set forth in his employment contract entered into on October 27, 1999. That contract was entered into in accordance with the Company’s purchase of Stratton-Cheeseman Management Company, a company 94% of which was owned by Mr. Cheeseman and which managed the business of the Company’s subsidiaries prior to November 1, 1999. No specific weighting is assigned to these factors, but the Committee tends to give greater weight to current and anticipated future financial performance. Mr. Cheeseman’s base salary was increased by 3% for 2002 to reflect a cost of living adjustment and his successful recruiting of new leadership team members. The Committee’s decision regarding Mr. Cheeseman’s compensation is reported to the full Board at its next regularly scheduled meeting.

      In January 2003, the Committee reviewed with Mr. Cheeseman his performance during 2002. Based on the terms of a broad based short-term incentive plan approved by the Committee in March 2002, Mr. Cheeseman was eligible to receive a bonus payment in the amount of $132,797. In its discretion, to further strengthen the alignment of interests, the Committee approved awarding Mr. Cheeseman restricted stock in comparable value in lieu of a cash payment. Additionally, the Committee placed a vesting condition on the award that will be satisfied only if the Company reports positive net income for 2003; otherwise the shares will be forfeited. Mr. Cheeseman did not receive any other stock-based compensation in 2002. For 2003, the Committee assessed Mr. Cheeseman’s current mix of fixed and variable compensation components and in an effort to more closely align Mr. Cheeseman’s interests with those of the Company’s shareholders, the Committee elected to maintain Mr. Cheeseman’s base salary of $625,000 and place more emphasis on variable compensation by increasing his bonus potential.

      In deciding upon the components of Mr. Cheeseman’s compensation package, the Committee considered the accomplishments of Mr. Cheeseman as Chief Executive Officer and President during 2002. These accomplishments included the achievement of specific expense reduction goals and the steps taken by Mr. Cheeseman to position the Company for the future, including successfully recruiting new leadership team members, positioning the workers’ compensation line for future growth and implementing profitable rate changes for professional liability. The decisions regarding Mr. Cheeseman’s short-term incentive and long-term incentive compensation were made on the same basis as other executive officers.

      While the Committee was aware of and understood the Company’s business relationship with SCW Agency Group, Inc., which is 91.1% owned by Mr. Cheeseman, the Committee did not consider such relationship in determining his compensation for 2002. Mr. Cheeseman is required to, and does, devote all of his working time and efforts to his employment with the Company and, during 2002, received no compensation, directly or indirectly, from the Company through his relationship with SCW. As a result, the Committee does not consider the SCW relationship to be relevant to a determination of Mr. Cheeseman’s compensation from the Company for his services to the Company, except to the extent that the Company’s financial performance is affected. To the extent that the Company’s financial performance as a whole improves or deteriorates, whether due to the business relationship with SCW or otherwise, the Committee is likely to consider such improvement or deterioration in Company performance when determining Mr. Cheeseman’s compensation. The Company’s relationship with SCW is more fully described in this Proxy Statement under “Certain Relationships and Transactions” and in the Company’s 2002 Annual Report on Form 10-K.

      Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility of executive compensation paid to the Company’s Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1 million in annual compensation (including gains from the exercise of certain stock option grants). Qualifying performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m).

      The Compensation Committee intends to structure any compensation for executive officers so that it qualifies for deductibility under Section 162(m) to the extent feasible. However, to maintain a competitive position within the Company’s peer group of companies, the Committee retains the authority to authorize payments including salary and bonus that may not be deductible.

COMPENSATION COMMITTEE:	Lloyd A. Schwartz, Chair Myron R. Emerick, D.O. AppaRao Mukkamala, M.D.

Stock Performance Graph

      The following graph compares the percentage change in the cumulative total shareholder return on the Company’s Common Stock during the period beginning December 8, 2000 and ending on December 31, 2002, with the Nasdaq Market Value Index (the “Nasdaq Index”) and the Fire, Marine, Casualty Insurance SIC Code Index (the “SIC Code Index”). The SIC Code Index is comprised of over 80 companies engaged in the same industry as the Company. The graph assumes that the value of the investment in the Common Stock, the Nasdaq Index and the SIC Code Index was $100 on December 8, 2000 and that all dividends were reinvested.

ASSUMES $100 INVESTED ON DEC. 08, 2000

ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING DEC. 31, 2002

	12/08/00	12/31/00	12/31/01	12/31/02

AMERICAN PHYSICIANS CAPITAL, INC.	100.00	122.12	160.36	138.69

SIC CODE INDEX	100.00	105.81	90.62	72.58

NASDAQ MARKET INDEX	100.00	94.87	75.62	52.75

CERTAIN RELATIONSHIPS AND TRANSACTIONS

      The Company, through its subsidiaries, has a relationship with SCW Agency Group, Inc. and its subsidiaries, an insurance agency that is 91.1% owned by Mr. Cheeseman the Company’s President and CEO. SCW and its subsidiaries provided sales and marketing services to the Company in 2002 in Michigan, Kentucky, Florida, Nevada and Illinois with respect to medical professional liability insurance and in Michigan, Kentucky and Nevada with respect to workers’ compensation. The commission rates currently paid are substantially the same or lower than rates the Company pays to other agencies with regard to medical professional liability and workers’ compensation insurance. Direct premiums written by SCW totaled $70.8 million during 2002, representing 26.6% of the Company’s total direct premiums written during 2002. The Company, through its subsidiaries, paid commissions on these premiums to SCW of $5.6 million during 2002. Mr. Cheeseman did not receive any compensation from SCW in 2002 in the form of a salary, dividend or any other form of payment.

      In 1999, the Company asked SCW to help the Company enter the Nevada medical professional liability market. SCW had established operations in Nevada in 1997. As part of its cost of entering this new market, the Company agreed to reimburse a portion of SCW’s costs from when SCW began its operations in Nevada in October 1997, through October 1999. The costs paid by the Company, which totaled $357,000, are to be repaid by SCW through a reduced commission on premiums written by SCW in the state of Nevada over a period of time not to exceed ten years. Any unpaid amounts at the end of ten years will be forgiven by the Company. The Company’s non-interest bearing receivable balance at the beginning of 2002 was $333,000, which is the highest amount of this balance outstanding since the beginning of 2002. As of February 28, 2003, this non-interest bearing receivable balance totaled $310,000. The Company has established an allowance for uncollectible accounts in the amount of $300,000 in the event the receivable balance owed by SCW is not repaid as a result of a reduction or elimination of premiums written in Nevada. In 2002, SCW wrote $4.6 million in direct premiums in Nevada. If the Company decides to exit the Nevada market, the Company will be required to pay SCW two times SCW’s commissions on business written in Nevada over the last 12 full months prior to such termination. The amount due SCW from the Company would have totaled approximately $1.1 million, if the Company had exited Nevada on December 31, 2002. The terms of this agreement may change as the Company and SCW are in the process of renegotiating the agency contract.

      In 2002, SCW Agency Group, Inc. subleased a total of approximately 13,000 square feet of the office space leased by the Company in facilities in Michigan, Nevada and Florida. Pursuant to an unwritten arrangement between SCW and the Company, the Company charges SCW an allocable share of the lease and related office expenses the Company incurs under the primary leases with the third-party landlords based upon the amount of the rented space used by SCW. The rental rate charged to SCW is the same rate per square foot paid by the Company under the primary leases. During 2002, SCW paid approximately $283,000 to the Company pursuant to this arrangement.

INDEPENDENT ACCOUNTANTS

General

      The accounting firm of PricewaterhouseCoopers LLP (“PwC”) has acted as the Company’s independent accountant to audit the financial statements of the Company and its consolidated subsidiaries since 1983, and the Audit Committee has selected PwC to audit the Company’s financial statements for 2003. Representatives of PwC are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

Fees Paid to Independent Auditors

      Audit Fees. PwC billed the Company a total of $240,000 for professional services in connection with the audit of the 2002 financial statements and review of the Company’s Form 10-Q reports filed during 2002.

      Financial Information Systems Design and Implementation Fees. PwC did not perform services and did not bill the Company for operating, designing or supervising the Company’s computer, financial or information systems during 2002.

      All Other Fees. PwC billed the Company a total of $82,959 for other services rendered during 2002. Substantially all of these fees related to tax services and consulting work for the Compensation Committee. The Audit Committee of the Board does not consider the provision of the services described above by PwC to be incompatible with the maintenance of PwC’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon a review of Forms 3, 4 and 5 and amendments thereto and written representations furnished to the Company, the Company’s officers, directors and ten percent owners timely filed all required reports for 2002 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, except for the following:

•	Mr. Lloyd A. Schwartz, a director of the Company filed one late Form 4 reporting one late transaction.

•	Mr. Raymond Jacobsen, chief executive officer of workers’ compensation operations filed one late Form 3.

•	Mr. Loren W. Claypool, chief operating officer of workers’ compensation operations filed one late Form 3.

SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the 2004 Annual Meeting of Shareholders which are eligible for inclusion in the Company’s Proxy Statement for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than December 5, 2003 in order to be considered for inclusion in the Company’s Proxy Statement relating to that meeting. Such proposals should be addressed to the Secretary at the Company’s principal executive offices and should satisfy the informational requirements applicable to shareholder proposals contained in the Company’s bylaws and applicable rules of the Securities and Exchange Commission. In addition, the Company’s bylaws provide that, in order for a shareholder proposal or nomination to be properly brought before the Annual Meeting, written notice of such proposal or nomination, along with the information required by the bylaws, must be received by the Company on or before February 6, 2004. If the date for the 2004 Annual Meeting is significantly different than the first anniversary of the 2003 Annual Meeting, the bylaws and Securities and Exchange Commission rules provide for an adjustment to the notice periods described above. The Company also expects the persons named as proxies for the 2004 Annual Meeting to use their discretionary voting authority with respect to any proposal presented or offered to be presented at that meeting by a shareholder who does not provide the Company with written notice of such proposal during the period provided in the Company’s bylaws.

By Order of the Board of Directors,

Monte D. Jahnke
Secretary

East Lansing, Michigan

April 4, 2003

AMERICAN PHYSICIANS CAPITAL, INC.

PROXY STATEMENT

THE DIRECTORS AND OFFICERS OF
[APCAPITAL LOGO]
CORDIALLY INVITE YOU TO ATTEND OUR
ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, MAY 7, 2003, 10:00 A.M. EDT
APCAPITAL’S HEADQUARTERS
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See the reverse side of this sheet for instructions.
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CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

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Chicago, Illinois 60606

DETACH PROXY CARD HERE	DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE NAMED ON THE OTHER SIDE OF THIS PROXY CARD. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT DATED APRIL 4, 2003, AND THE 2002 ANNUAL REPORT TO SHAREHOLDERS. THE UNDERSIGNED RATIFIES ALL THAT THE PROXIES OR EITHER OF THEM OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF AND REVOKES ALL FORMER PROXIES.

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Dated: ______________________, 2003	If you plan to personally attend the Annual Meeting of Shareholders on May 7, 2003, please check the box and list the names of attendees below.

Signature	Return this stub in the enclosed envelope with your completed proxy card.

Signature if held jointly:	I/We plan to attend the Annual Meeting. ☐

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person	Names of persons attending:
IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

Please note that all votes cast by telephone must be COMPLETED and SUBMITTED prior to Monday, May 5, 2003 at 11:59 PM Eastern Time. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and immediate. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting site at HTTP://WWW.EPROXYVOTE.COM/IST-AMPCM/ and follow the instructions on the screen.

3.	When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

Please note that all votes cast by Internet must be COMPLETED and SUBMITTED prior to Monday, May 5, 2003 at 11:59 PM Eastern Time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

THIS IS A “SECURED” WEB PAGE SITE. YOUR SOFTWARE AND/OR INTERNET PROVIDER MUST BE “ENABLED” TO ACCESS THIS SITE. PLEASE CALL YOUR SOFTWARE OR INTERNET PROVIDER FOR FURTHER INFORMATION.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail.

Please visit APCapital’s website at www.apcapital.com to learn more about the Company. To sign up for email alerts, go to “For Investors” and click on “Email Alert.” You can receive an email alert when the Company issues a news release, files a SEC document, posts a financial document, or posts an event on its calendar.	REVOCABLE PROXY AMERICAN PHYSICIANS CAPITAL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned as a shareholder of record on March 10, 2003 hereby appoints William B. Cheeseman and Frank H. Freund or any of them, proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of American Physicians Capital, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 7, 2003, and at any adjournments thereof, upon all matters properly coming before the meeting including, without limitation, those set forth in the related Notice of Meeting and Proxy Statement dated April 4, 2003. In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon such matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 4, 2003, is unable to serve or, for good cause, will not serve.

PROPOSAL 1.	ELECTION OF DIRECTORS -

	☐	FOR ALL NOMINEES

	☐	WITHHOLD FROM ALL NOMINEES

NOMINEES: 01 BILLY B. BAUMANN, M.D. 02 LLOYD A. SCHWARTZ, C.P.A.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN SPACE PROVIDED BELOW.)

(to be signed on the other side)